SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2016
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

 On September 14, 2016, World Wrestling Entertainment, Inc. (the “Company”) acquired, through WWE Real Estate Holdings, LLC a wholly-owned special purpose subsidiary (“WWE Real Estate”), a building and underlying real property located at 88 Hamilton Avenue in Stamford, Connecticut (the “Purchased Property”) from one of the debtors in the Chapter 11 bankruptcy proceedings of Newbury Common Associates, LLC and certain of its affiliates (Case No. 15-12507 in the United States Bankruptcy Court for the District of Delaware). The Company has been one of the tenants in the Purchased Property for approximately 16 years.  In connection with the acquisition, WWE Real Estate entered into a Note and Mortgage Assumption Agreement, dated as of September 13, 2016 (the “Assumption Agreement”), with Hamilton and Wilmington Trust, National Association, as trustee for the registered holders of Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2 (the “Lender”).  Pursuant to the Assumption Agreement, WWE Real Estate paid the Lender approximately $1.9 million as a bring current payment and assumed future obligations under a Loan Agreement, dated June 8, 2015, between the seller and the Lender (the “Loan Agreement”), in the principal amount of $23 million, which loan is secured by a  mortgage  on the Purchased Property.  As part of this debt assumption,  the Company executed a Joinder By and Agreement of New Indemnitor (the “Joinder”) pursuant to which the Company agreed to guarantee limited recourse obligations of WWE Real Estate (as described in Section 10.1 of the Loan Agreement) and to certain limited indemnification obligations.  The loan bears interest at the rate of 4.5% per annum and requires monthly payments of interest only until June 2018 and $116,537.62 per month thereafter, with a balloon payment on maturity in July 2025.  There is a significant yield maintenance premium for prepayments.  WWE Real Estate also paid $2 million to the seller, and assumed its interest as landlord under existing leases of the Purchased Property (including the landlord’s interests in leases under which the Company is a tenant).

The foregoing is a summary of material terms and conditions of the Assumption Agreement, Joinder and Loan Agreement and not a complete discussion of those agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Assumption Agreement, Joinder and Loan Agreement.  A copy of the Assumption Agreement and attached Joinder is filed herewith as Exhibit 10.19 and a copy of the Loan Agreement is filed herewith as Exhibit 10.20 to this Current Report on Form 8-K and each are hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.19	Note and Mortgage Assumption Agreement, dated as of September 13, 2016, by and among WWE Real Estate Holdings, LLC, 88 Hamilton Avenue Associates, LLC and Wilmington Trust, National Association, as trustee for the registered holders of Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2.

Exhibit 10.20	Loan Agreement, dated June 8, 2015, between 88 Hamilton Avenue Associates, LLC and Natixis Real Estate Capital LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Mark Kowal
Mark Kowal
Chief Accounting Officer and Senior Vice President, Controller

Dated:  September 15, 2016